United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$124,172,560
Realized Trading Gain (Loss) on Swaps	28,979,884
Unrealized Gain (Loss) on Market Value of Futures	(14,813,360)
Unrealized Gain (Loss) on Market Value of Swaps	(2,308,364)
Dividend Income	12,088
Interest Income	16,048
ETF Transaction Fees	19,000
Total Income (Loss)	$136,077,856

Expenses
General Partner Management Fees	$514,685
Brokerage Commissions	190,832
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	12,902
Non-interested Directors' Fees and Expenses	9,805
Prepaid Insurance Expense	6,870
Legal Fees	1,227
Total Expenses	$872,887
Net Income (Loss)	$135,204,969

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/13	$1,001,681,911
Additions (7,400,000 Units)	158,083,978
Withdrawals (16,800,000 Units)	(357,260,586)
Net Income (Loss)	135,204,969

Net Asset Value End of Month	$937,710,272
Net Asset Value Per Unit (42,766,476 Units)	$21.93

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2013 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612